UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2016

ELEVEN BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36296	26-2025616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street, Suite 400 Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 871-9911

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Other Events.

On June 10, 2016, Eleven Biotherapeutics, Inc. (the “Company”) entered into a License Agreement (the “License Agreement”) with F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. (collectively, “Roche”). Under the License Agreement, the Company has agreed to grant Roche an exclusive, worldwide license, including the right to sublicense, to its patent rights and know-how related to the Company’s monoclonal antibody EBI-031 or any other IL-6 antagonist anti-IL-6 monoclonal antibody, to make, have made, use, have used, register, have registered, sell, have sold, offer for sale, import and export any product containing such an antibody or any companion diagnostic used to predict or monitor response to treatment with such a product (collectively, the “Licensed Intellectual Property”).

Pursuant to the terms of the License Agreement, Roche will be responsible for any new good laboratory practice toxicology studies required by the U.S. Food and Drug Administration (“FDA”) to achieve clearance of the Investigational New Drug (“IND”) application for EBI-031 submitted by the Company to the FDA on June 10, 2016. Roche will also be responsible for any activities required to achieve IND clearance that Roche and the Company mutually agree should be conducted by Roche and, on or after September 16, 2016, any activities required to achieve IND clearance that Roche requests to either conduct itself or take over from the Company. The Company will be responsible for all other IND clearance activities. Other than IND clearance activities, Roche will be responsible for continuing the development of EBI-031 and any other product made from the Licensed Intellectual Property that contains an IL-6 antagonist anti-IL-6 monoclonal antibody (a “Licensed Product”) at its cost, except that the Company will be responsible for certain costs related to executing any tissue cross-reactivity studies of EBI-031 that the Company initiates before the achievement of IND clearance.

Financial Terms

Roche has agreed to pay an up-front license fee of $7.5 million within 30 days after the effective date of the license under the License Agreement and receipt of an invoice from the Company, and up to an additional $262.5 million upon the achievement of specified regulatory, development and commercial milestones with respect to up to two different indications. Specifically, an aggregate amount of up to $197.5 million is payable to the Company for the achievement of specified milestones with respect to the first indication: $72.5 million in development milestones, $50.0 million in regulatory milestones and $75.0 million in commercialization milestones.

The first potential development milestone payment will equal $22.5 million if the IND application for EBI-031 becomes effective on or before September 15, 2016. If the IND application becomes effective after September 15, 2016, the related milestone payments will be equal to a total of $20 million, payable as a single payment of $20.0 million upon IND effectiveness. If, in order to achieve IND effectiveness, Roche is required by the FDA or chooses to initiate a good laboratory practice toxicology study, designed such that the last dose administered to animals is more than 15 weeks after the first dose, $5.0 million will be due upon Roche’s initiation of such toxicology study and the remaining $15.0 million will be due upon the IND application becoming effective. Additional amounts of up to $65.0 million are payable upon the achievement of specified development and regulatory milestones in a second indication.

In addition, the Company would be entitled to receive royalty payments in accordance with a tiered royalty rate scale, with rates ranging from 7.5% to 15% for net sales of potential future products containing EBI-031 and 50% of these rates for net sales of potential future products containing other IL-6 compounds, with each of the royalties subject to reduction under certain circumstances and to the buy-out options of Roche further described below.

Buy-Out Options

The License Agreement provides for two “option periods” during which Roche may elect to make a one-time payment to the Company and, in turn, terminate its remaining diligence, milestone and royalty payment obligations under the License Agreement. Specifically, (i) Roche may exercise a buy-out option following the first dosing (“Initiation”) in the first Phase II study for a Licensed Product until the day before Initiation of the first Phase III study for a Licensed Product, in which case Roche is required to pay the Company $135 million within 30 days after Roche’s exercise of such buy-out option and receipt of an invoice from the Company, or (ii) Roche may exercise a buy-out option following the day after Initiation of the first Phase III study for a Licensed Product until the day before the acceptance for review by the FDA or other regulatory authority of a biologics license application (“BLA”) or similar application for marketing approval for a Licensed Product in either the United States or in the European Union, in which case Roche is required to pay the Company, within 30 days after Roche’s exercise of such buy-out option and receipt of an invoice from the Company, $265 million (which amount would be reduced to $220 million if none of the Company’s patent rights containing a composition of matter claim covering any compound or Licensed Product has issued in the European Union).

Conditions to Effectiveness

The transactions contemplated by the License Agreement may constitute the sale of all or substantially all of the property and assets of the Company within the meaning of Section 271 of the Delaware General Corporation Law (the “DGCL”). As a result, the Company will seek approval of the transactions contemplated by the License Agreement from the holders of a majority of its outstanding common stock entitled to vote thereon pursuant to the DGCL. The effectiveness of the license under the License Agreement and the receipt of any upfront payment or potential milestone or royalty payments are each conditioned on obtaining this stockholder approval.

If the transactions contemplated by the License Agreement are approved by the Company’s stockholders, the License Agreement will automatically become effective on the following business day; provided that no governmental entity of competent jurisdiction shall have issued or entered any order, judgment or injunction or statute, rule or regulation which has the effect of prohibiting the consummation of the transactions contemplated by the License Agreement.

Termination

The License Agreement will terminate automatically if the Company fails to obtain approval of the transactions contemplated by the License Agreement by the holders of a majority of its outstanding common stock entitled to vote thereon at a meeting of stockholders called for that purpose. The License Agreement may be terminated by Roche if the special meeting of stockholders at which such vote will be taken does not occur within 75 days following execution of the License Agreement. The License Agreement may also be terminated prior to effectiveness by either party if the Company’s board of directors has approved or recommended to the stockholders of the Company an alternative strategic transaction with respect to the Licensed Intellectual Property that the Company’s board of directors has determined in good faith is, or could reasonably be expected to lead to such an alternative strategic transaction which is, more favorable to the Company or its stockholders than the transactions contemplated by the License Agreement.

The Company or Roche may each terminate the License Agreement if the other party breaches any of its material obligations under the License Agreement and does not cure such breach within a specified cure period. Roche may terminate the License Agreement following effectiveness by providing advance written notice to the Company for any reason or by providing written notice if the Company is debarred, disqualified, suspended, excluded, or otherwise declared ineligible from certain federal or state agencies or programs. The Company may terminate the License Agreement if, prior to the first filing of a BLA for a Licensed Product, there is a period of twelve months where Roche has discontinued material development activities with respect to the products made from the Licensed Intellectual Property.

Representations and Warranties and Certain Covenants

The License Agreement contains certain representations and warranties from both the Company and Roche. The License Agreement also contains certain covenants, including covenants requiring the Company to not solicit, initiate or knowingly facilitate or knowingly encourage the submission of any proposals or offers relating to alternative transactions in respect of the Licensed Intellectual Property, or, subject to certain exceptions, to engage in any discussions or negotiations with respect thereto.

Indemnification and Dispute Resolution

The License Agreement contains indemnification and dispute resolution provisions that are customary for agreements of its kind.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

Following execution of the License Agreement, the Company continues to engage in a process to review a range of strategic alternatives with a goal to maximize shareholder value. Potential strategic alternatives that may continue to be explored and evaluated during the ongoing review process include, among others, the sale of the Company, a strategic partnership or a business combination with one or more parties or the licensing, sale or divestiture of some of our assets or proprietary technologies that are not related to the License Agreement. The Company cannot provide any commitment regarding when or if this strategic review process will result in any type of additional transaction and no assurance can be given that the Company will determine to pursue a potential sale, strategic partnership, business combination or other arrangement. As part of the strategic review process, or if the strategic review process does not result in any additional transaction, the Company may also consider a distribution to the Company’s stockholders of all or a portion of the payments from Roche under the License Agreement.

The information in this Item 7.01 of this Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On June 13, 2016, the Company issued a press release announcing the execution of the License Agreement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on June 13, 2016, the Company issued a press release announcing the submission of an IND application. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	License Agreement, dated as of June 10, 2016, by and among Eleven Biotherapeutics, Inc., F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc.

99.1	Press Release, dated June 13, 2016, announcing execution of the License Agreement

99.2	Press Release, dated June 13, 2016, announcing submission of an Investigational New Drug application

Important Information

The Company plans to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders a proxy statement in connection with the transactions contemplated by the License Agreement. Additionally, the Company will file other relevant materials with the SEC in connection with the transactions contemplated by the License Agreement. The proxy statement will contain important information about the Company, the transactions contemplated by the License Agreement and related matters. Investors and security holders are urged to read the proxy statement carefully when it is available before making any voting or investment decision with respect to the proposed transactions because they will contain important information about the proposed transactions.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement from public company by contacting Leah Monteiro at (617) 714-0619.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the License Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Form 10-K for the fiscal year ended December 31, 2015, and its proxy statement dated April 29, 2016, each of which has been filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the License Agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Note on Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including statements about the potential effectiveness of the License Agreement or receipt of payments thereunder, the future rights and obligations of the parties under the License Agreement, the Company’s strategy, future operations, advancement or maturation of its product candidates and product pipeline, clinical development of the Company’s product candidates, including expectations regarding timing of regulatory submissions and initiation of clinical trials, regulatory requirements for initiation of clinical trials and registration of product candidates, the review of its strategic alternatives and the outcome of such review, the completion and results of potential strategic transactions, the sufficiency of its cash resources and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the occurrence of any event, change or other circumstances that could give rise to the termination of the License Agreement, the outcome of any legal proceedings that could be instituted against the Company or its directors related to the License Agreement, the inability to consummate the transactions contemplated by the License Agreement due to the failure to obtain the requisite approval of the Company’s stockholders, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or preclinical studies will be indicative of the results of future trials, the adequacy of any clinical models, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals and other factors discussed in the “Risk Factors” section of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2016 as filed with the Securities and Exchange Commission and other reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEVEN BIOTHERAPEUTICS, INC.

Date: June 13, 2016	By:	/s/ Abbie C. Celniker
Abbie C. Celniker, Ph.D. President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	License Agreement, dated as of June 10, 2016, by and among Eleven Biotherapeutics, Inc., F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc.

99.1	Press Release, dated June 13, 2016, announcing execution of the License Agreement

99.2	Press Release, dated June 13, 2016, announcing submission of an Investigational New Drug application